UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2008

IXI Mobile, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Shoreway Road, Suite 380, Belmont, California	94002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 551-0600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Management Services Agreement with A.A. Pearl Investments Ltd.

IXI Mobile (R&D) Ltd. (“IXI R&D”), a wholly-owned subsidiary of IXI Mobile, Inc. (“IXI”), is a party to a Management Services Agreement (the “Management Services Agreement”) with A.A. Pearl Investments Ltd. (the “Management Company”) pursuant to which Mr. Frieder provides services to IXI as its Co-Chairman. IXI, IXI R&D and the Management Company have agreed to terminate the Management Services Agreement effective January 30, 2008 pursuant to the terms of a Termination Agreement by and among IXI, IXI R&D and the Management Company (the “Termination Agreement”), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. As a result, Mr. Frieder will assume the title of Non-Executive Co-Chairman of the Board of Directors of IXI while Mr. Gideon Barak, IXI’s other Co-Chairman of the Board, will assume the title of Executive Co-Chairman of the Board of IXI.

Under the terms of the Termination Agreement, the Management Company will receive $17,500 per month plus applicable value added tax, payable in New Israeli Shekels (NIS) on a monthly basis for a twelve month period (the “Tail Period”) beginning on the effective date of the Termination Agreement, for aggregate payments of $210,000 plus applicable value added tax, consistent with the terms of the Management Services Agreement. Neither Mr. Frieder nor the Management Company will not receive any additional payments after the end of the Tail Period under the terms of the Termination Agreement.

Amendment of Employment Agreement of Gadi Meroz

On January 30, 2008, the Compensation Committee of IXI and Mr. Meroz agreed to amend the terms of Mr. Meroz’s Employment Agreement, as amended, to make it consistent with the terms of IXI’s other similarly situated officers to provide that, in the event of a change of control of IXI, as described under the terms of the Second Amendment to Amended and Restated Personal Employment Agreement filed hereto as Exhibit 10.2 and incorporated herein by reference, and Mr. Meroz’s employment is terminated by IXI or the surviving entity in the case of a merger (other than in the case of a termination for cause), all unvested stock options granted to Mr. Meroz shall immediately vest upon said termination.  Due to the nature of this modification and the uncertainties regarding if and when the terms of the amendment would be triggered, IXI is unable to calculate the monetary value of this amendment at this time.

Item 9.01 Financial Statements and Exhibits.

d. Exhibits

The following exhibits are filed with this Current Report on Form 8-K:
Exhibit	Description

10.1	Termination Agreement by and between IXI Mobile, Inc. and A.A. Pearl Investments Ltd.
10.2	Second Amendment to Amended and Restated Personal Employment Agreement by and between IXI Mobile, Inc. and Mr. Gadi Meroz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXI Mobile, Inc.
(Registrant)

Dated: February 5, 2008	By:	/s/ Gadi Meroz
	Name:	Gadi Meroz
	Title:	Vice President, Corporate Development and General Counsel